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                                                            EXHIBIT 10.18
                            DEMAND PROMISSORY NOTE
US$207,949.78                                                  February 26, 1997

          FOR VALUE RECEIVED, ALL-COMM MEDIA CORPORATION, a Nevada corporation having its principal place of business at 400 Corporate Pointe, Suite 780, Culver City, California 90230 (the "Obligor"), hereby promises to pay ON DEMAND to the order of Jones, Day, Reavis & Pogue (the "Firm") at its office located at 599 Lexington Avenue, New York, New York 10022, or at such other office as Firm shall notify to Obligor (the "Payment Office") the principal sum of TWO HUNDRED SEVEN THOUSAND, NINE HUNDRED FORTY NINE 78/100 UNITED STATES DOLLARS (U.S. $207,949.78) or the then outstanding and unpaid principal amount hereof (the "Indebtedness"), and to pay interest on the unpaid principal amount hereof from time to time outstanding until paid in full at the interest rates, at the times and in the manner provided for below.

          Section 1.  The Indebtedness.  This Note evidences indebtedness of the
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Obligor to the Firm not due and payable in full in respect of fees for professional services rendered to the Obligor in the State of New York, and related disbursements, in connection with, inter alia, the Obligor's recently
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withdrawn public offering of common stock.  The Obligor acknowledges and agrees that such professional services were contracted for in the State of New York, have been accepted by Obligor and have been fully and satisfactorily performed, and that the professional fees therefor, and disbursements made and incurred by the Firm in connection therewith, are reasonable in relation to the services the Firm performed for the Obligor, and that pursuant to the conditions upon which the Firm undertook representation of the Obligor, such fees and disbursements are now due and payable in full without reduction or offset, and that the Firm's representation of the Obligor has been satisfactorily completed and no further professionals services are required to be performed by the Firm for the Obligor or its affiliates. The Obligor acknowledges and agrees that it has no claims or counterclaims, defenses or offsets against the Firm in connection with the professional services rendered by the Firm to the Obligor. The Obligor agrees that the existing $10,000 retainer paid by the Obligor to the Firm may, at the Firm's sole discretion and at any time or from time to time, be set off and applied in whole or in part against the Indebtedness evidenced hereby (with the Obligor remaining liable for the remaining unpaid amounts evidenced hereby) or applied to reimburse the Firm for its costs and expenses (including the time expended by attorneys within the Firm at their standard hourly rates) incurred or accrued in enforcing this Note or in preserving its rights hereunder.

          Section 2  Payments.  All payments hereunder for principal, interest
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and other amounts shall be made in U.S. dollars and in immediately available funds, to Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attn: Robert L. Cunningham (the "Payment Office") no later than 2:00 p.m. New York City time on the date when due.

          Section 3  Interest.
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          (a) The Obligor agrees to pay interest in respect of the unpaid principal balance of the Indebtedness outstanding from time to time, from March 31, 1997 until payment in full, at a rate per annum (calculated on the basis of a 365-day year) equal to 7%. Interest shall be payable on the last business day of each calendar month, and on each date of repayment or prepayment of all or part of the Indebtedness.

          (b) Following demand by the Firm for repayment of the Indebtedness, interest shall accrue on the Indebtedness in its entirety at the rate of 12% per annum and shall be payable on demand.

          Section 4  Payment of the Note Prior to Demand.  The Obligor may
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prepay the outstandiing principal of this Note, in whole or in part, without penalty or premium. The payment amount shall be due and payable together with accrued interest to the date of payment on the amount so paid, and all other amounts then due.

          Section 5  Miscellaneous.
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          (a) This Note shall be binding on the Obligor and its transferees, successors and assigns and shall inure to the benefit of the Firm and its transferees, successors and assigns. The Obligor may not assign or delegate any of its obligations or agreements hereunder. No amendment, modification or waiver of this Note shall be effective unless it is in writing and signed by the Firm and the Obligor.

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          (b) Unless otherwise indicated, all notices and other communications in connection with this Note shall be in writing and shall be effective, if mailed, five days after deposit in the mails, airmail postage prepaid, if sent by telefax, when sent with electronic confirmation received, or if by courier of messenger, when delivered against a receipt, in each case, to the Obligor's address set forth below, or to the firm at its Payment Office. Either party may change its address for notices by written notice to the other.

          (c) Section headings are for convenience of reference and shall not be construed as part of this Note.

          (d) The Obligor will indemnify and hold the Firm harmless for, and pay in U.S. dollars, all losses, claims, taxes, costs, fees and expenses, including attorneys' fees including without limitation the fees of attorneys at the Firm at their standard hourly rates, incurred by the Firm in connection with the enforcement of this Note by the Firm or the preservation of its rights hereunder. This provision shall survive repayment of the Indebtedness and cancellation of this Note.

          (e) All payments hereunder shall be made without setoff or counterclaim, and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all interest, penalties and other liabilities with respect thereto (collectively, "Taxes"), now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction, or any department, agency, state, political subdivision or taxing authority thereof or therein. If any Taxes are so levied or imposed, the Obligor agrees to pay the full amount thereof, and such additional amounts as may be necessary so that each net payment received by the Firm will be not less than the amount provided for herein. The Obligor will furnish to the Firm within 30 days after each payment of Taxes is due, originals or certified copies of tax receipts evidencing such payment by the Obligor. This provision shall survive repayment of the Indebtedness and cancellation of this Note.

          (f) THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS
PRINCIPLES.  [READ, UNDERSTOOD AND AGREED:   /s/ BP       ]
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          (g) THE OBLIGOR IRREVOCABLY WAIVES ANY AND ALL REQUIREMENTS OF DEMAND,
PRESENTMENT, PROTEST, NOTICE OF DISHONOR OR FURTHER NOTICE OF ANY KIND IN
CONNECTION WITH THIS NOTE.  [READ, UNDERSTOOD AND AGREED:   /s/ BP       ]
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          (h) THE OBLIGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. [READ, UNDERSTOOD AND
AGREED:   /s/ BP       ]  In any action or proceeding arising out of or relating
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to this Note, the Obligor hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts in
New York City, and agrees that effective service of process may be made on the Obligor by mailing same to the Obligor's address set forth below. The Firm may serve process in any other manner permitted by applicable law. The Obligor hereby irrevocably waives any objection to the laying of venue in the aforesaid courts, and any claim of an inconvenient forum. The Obligor agrees that a final judgment in any such action or proceeding shall be conclusive, and may be enforced in any other jurisdiction or in any other permitted manner. [READ,
UNDERSTOOD AND AGREED:   /s/ BP       ]
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          IN WITNESS WHEREOF, the Obligor has executed and delivered this Note as of the date first above written.

                                    ALL-COMM MEDIA CORPORATION


                                    By:  /s/ Barry Peters
Address                                  -------------------------------------
Attn:  Chief Executive Officer      Barry Peters, Chairman and Chief Executive
400 Corporate Pointe, Suite 780     Officer
Culver City, CA  90230
Facsimile: (310) 342-2800           Subscribed and sworn to before me this 27th
                                    day of February
                                    By:  /s/ Carol L. Gilmore
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                                    Carol L. Gilmore, Notary Public, State of
                                    New York

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